Phreesia

FIRST QUARTER | FISCAL YEAR 2022

Quarterly Stakeholder Letter

JUNE 3, 2021

Dear Phreesia stakeholders,

We enter the summer hopeful that the biggest hardships of COVID-19 here in the U.S. are behind us, thanks in large part to the ongoing efforts of the medical community we serve. Whether we're working with a small primary care practice to target patients for delayed necessary preventive care or helping a multi-hospital health system launch a COVID-19 vaccination program, we remain focused on our mission to create a better, more engaging healthcare experience.

We carried the momentum from our strong finish in Fiscal Year 2021 into the first quarter of Fiscal Year 2022. For example, in the past quarter, we saw some clients expand their use of the Phreesia platform to run successful vaccination sites, while others employed our vaccine hesitancy survey to better understand and address COVID-19 immunization concerns and vaccine access. In addition, Phreesia's work and that of our client, Ascension, was published in the *New England Journal of Medicine* because of our ongoing partnership with nonprofit organizations, The Commonwealth Fund and CONVINCE USA.

Phreesia also is proud to have been selected as one of *Modern Healthcare*'s 2021 "Best Places to Work in Healthcare," a testament to our smart and hard-working employees who are passionate about supporting our healthcare industry clients.

As we look ahead, we're excited to continue providing health systems, hospitals, ambulatory providers and life sciences organizations with the tools that will help them optimize their performance and improve the patient experience.

On behalf of the Phreesia leadership team, thank you for your interest in Phreesia.





Chaim Indig
Co-Founder and Chief Executive Officer

Fiscal Year 2022 First-Quarter Highlights

We experienced solid growth across our key performance metrics: Total Revenue, Provider Clients and Revenue per Provider Client.

KEY PERFORMANCE METRICS



TOTAL REVENUE ($M)
Life Sciences
Provider
+19%
$149
$125
+16%
$119
$103
$22
$30
+36%
+45%
$48
$33
+41%
$38
$27
$6
$10
+61%
FY 20
FY 21
Q1 FY 21
Q1 FY 22
AVG. NUMBER OF PROVIDER CLIENTS
1,571
+9%
1,711
1,632
+17%
1,902
FY 20
FY 21
Q1 FY 21
Q1 FY 22
AVG. REVENUE PER PROVIDER CLIENT
$65,486
+6%
$69,499
$16,735
+21%
$20,222
FY 20
FY 21
Q1 FY 21
Q1 FY 22
FY ended January 31

Provider Clients

Over the past year, we've increasingly shown our provider clients the value of driving the adoption of patient self-service, helping to remove the burden on their front-office staff so that they could quickly implement the workflow changes and solutions necessitated by the COVID-19 pandemic. In the first quarter of Fiscal Year 2022, our average number of provider clients was 1,902, an increase of 94 clients over the previous quarter and an increase of 270 clients over the previous year's first quarter. This quickly growing client list, relative to historic trends, is a direct reflection of our team's success in pulling pipeline opportunities forward into the first quarter.

Our new clients reflect the diversity of our overall footprint, which ranges from single-specialty practices like dermatology, family medicine, orthopedics and urology, to large multi-specialty groups and health systems.

This past quarter, we have been especially proud to work with COVID-19 vaccination management programs across the country. Our platform is helping to streamline the scheduling and intake process for vaccination sites at health systems such as **the University of Alabama at Birmingham/UAB Medicine**, **Memorial Health System in Ohio** and the **Health Care District of Palm Beach County in Florida**.

One of our Federally Qualified Health Center (FQHC) clients, HealthLinc, gave media interviews explaining how Phreesia's tools support its vaccination process. "Because we had been working [with Phreesia] for so long, we knew what our patients were thinking," said HealthLinc CEO Beth Wrobel in an interview with **PatientEngagementHIT**. "We started educating them. And now we had a system where we could schedule our own patients. We could send them the pre-registration. We had preloaded all the information that they had to answer. For us to be able to vaccinate this many people this quickly has been pretty amazing."


On Tuesday, January 19, 2021
Memorial Health System
began dispensing COVID-19 Vaccines
MEMORIAL
HEALTH SYSTEM
VIEW VIDEO IN BROWSER >

In addition to our work with health systems, we continue to expand our reach in the ambulatory market. In March, we **highlighted** New Jersey Urology's (NJU) recent standardization and integration of Phreesia's offerings with Epic's electronic health record across its 60 locations.

> "**With the integration of Phreesia, NJU's patient intake landscape has completely changed.** Mobile technology and personal devices are the future of medicine, and the days of tethered technology are quickly becoming a practice of the past. This pendulum swing benefits all and, most importantly, it greatly supports the needs and wants of our patients."
>
> **- DEREK GRIMES,**
> CHIEF INFORMATION OFFICER, NEW JERSEY UROLOGY

Phreesia also was selected as one of *Modern Healthcare*'s 2021 "Best Places to Work in Healthcare," the fifth year we've received that distinction. The "Best Places to Work" program honors 150 U.S. companies across the healthcare industry that empower their employees to provide patients and customers with the best possible care, products and services. We're proud to be recognized for the incredible work that our dedicated, passionate team of more than 1,000 Phreesians does in support of our clients. We continue to hire across all areas of the organization to support our current and anticipated growth.

Subscription and Related Services

At every level of our organization, we engage our clients to hear about how our services are working for them and to find out where there are opportunities to meet their additional needs. As a result, Phreesia regularly releases new and updated products to support our provider clients. We appreciate the hard work and support of our Product team, which enables us to continually adapt and develop high-quality products that our clients value.

THE PHREESIA PLATFORM

Registration	Revenue Cycle	Appointments	Patient Activation	Clinical Support
Intake Workflows	Insurance verification	Online appointment requests	Branded patient announcements	COVID-19 Screening Module
Consent management	POS payments	Appointments queue to track requests	Digital Patient Engagement	COVID-19 Vaccine Management Solution
Mobile	Payment plans	Automated self-scheduling*	Health campaigns	Clinical screening tools and PROs for 25+ specialties
Intake for Telehealth	Online payments	Auto-fill cancellations*	Patient surveys	Behavioral health screenings for primary care
Zero-Contact Intake	Card on file	Auto-rebook no-shows and bumps*	Patient chat	Social determinants of health screening
	Payment assurance			

* Available for select PM systems

Our Subscription and Related Services year-over-year revenue growth of 40% reflects our previously mentioned solid performance on new client wins and the continued expansion of our typical entry-level package, as well as new module add-ons. This past quarter, we released two particularly noteworthy offerings across our five product areas.

Vaccine Management Solution and Hesitancy Survey

In December 2020, we introduced our Vaccine Management Solution, an end-to-end set of tools that enables providers to communicate with patients, manage vaccine waitlists, automate patient intake for vaccine visits and maximize uptake through personalized messaging.

During the same quarter, we enhanced that offering through a **partnership with the CONVINCE USA initiative at the City University of New York (CUNY) Graduate School of Public Health & Health Policy,** launching a survey to better understand and address patients' COVID-19 vaccine hesitancy.

The survey asks patients a series of questions during intake to assess their level and source of hesitancy, and equips providers with patient responses so that they can address concerns in real time during the clinical visit.



The NEW ENGLAND JOURNAL of MEDICINE

In addition to helping our provider clients, that survey data and our robust research partnerships led to publication in the *New England Journal of Medicine Perspective*. Phreesia's Chief Clinical Officer, Hilary Hatch, PhD, alongside collaborators from The Commonwealth Fund, CONVINCE USA and Ascension, authored "**Missing the Point— How Primary Care Can Overcome Covid-19 Vaccine 'Hesitancy.'**"

Using vaccine hesitancy survey data from 138,604 patients checking in on the Phreesia platform, researchers found that many unvaccinated adults would be willing to receive the COVID-19 vaccine if their primary care provider offered it. One of the study's co-authors was Joseph Cacchione, MD, executive vice president of Clinical and Network Services at Ascension, a Phreesia client. We are incredibly pleased with the successful outcome of this collaboration between our organizations to improve vaccine literacy and uptake.

BODY DIAGRAM


Body Diagram
Tap on the body to select where you are experiencing pain*
Rate the intensity of your pain
No pain
Moderate
Extreme
Select your type of pain
Continue

We also introduced Body Diagram, a new patient interview question type. This intuitive, visual tool allows patients to indicate where on their body they are experiencing pain, as well as rating its intensity and describing how it feels. This tool will give provider clients more specific information that will help to make their visits even more efficient and productive.

Payment Processing Update

Our patient payment volume grew 54% over the prior year's first quarter, and was significantly higher than the previous two quarters. This was a reflection of the continued reopening of the economy after the pandemic's severe impact on patient volumes during part of the prior year's first quarter. This quarter's payment volume reflects both the seasonal strength of reset deductibles at the beginning of the calendar year, and the additional rebound of care that was delayed during the pandemic. This unusual payment-volume strength beyond seasonality may not be sustained in the second half of Fiscal Year 2022.

Payment processing revenue also benefited from this trend, although that growth was slightly offset by a lower payment facilitator volume percentage compared to the prior year's first quarter.

We continue to anticipate that our payment facilitator volume percentage will moderate slightly over time as we increase our penetration of larger health systems that are less likely to use us as a payment facilitator. This expectation is consistent with our estimated total addressable market for patient payments, which excludes the hospital market.

Our first-quarter payment processing expense as a percentage of payment processing fee revenue was 58.4%, essentially flat from the prior year's first quarter, and up 40 basis points from the fourth quarter of Fiscal Year 2021. This sequential quarter increase reflects a return to a pre-pandemic, transaction-type mix, which included a lower percentage of card-not-present transactions.

PAYMENT PROCESSING VOLUME TRENDS

	Three months ended April 30,	
	2021	2020
Patient payment volume (in millions)	$ 701	$ 454
Payment facilitator volume percentage	78 %	84 %

- Patient payment volume. We believe that patient payment volume is an indicator of both the underlying health of our provider clients' businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our provider clients and their patients utilizing our payment platform, including via credit and debit cards that we process as a payment facilitator as well as cash and check payments and credit and debit transactions for which Phreesia acts as a gateway to other payment processors.
- Payment facilitator volume percentage. We define payment facilitator volume percentage as the volume of credit and debit card patient payment volume that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our payment processing revenue.

Investments in Growth

Our first-quarter results demonstrate the significant demand for our platform. Our investments over the past few years have clearly contributed to our accelerated growth, although some investments will take longer to be realized. We are impressed by the enhancements and new products that our Research & Development team has developed. We believe it is in the best interests of our shareholders to continue to invest in products that address the needs of healthcare organizations, where roughly $37 billion is still spent on slow, manual and redundant processes that our platform is designed to improve.

We expect to see general and administrative expense increases begin to level off as a percentage of revenue in the fourth quarter of Fiscal Year 2022 and become a source of some operating leverage beginning in Fiscal Year 2023.

Cash Flow

Our recent and anticipated growth has required a significant increase in the purchase of property and resources such as data-center equipment and capitalized software. We expect this trend to continue over the next several quarters.

CASH FLOW FROM OPERATIONS AND CAPITAL EXPENDITURES

	Three months ended April 30,	
	2021	2020
Net cash (used in) provided by operating activities	(5,473)	1,903
Cash flows used in investing activities:		
Capitalized internal-use software	(2,916)	(1,160)
Purchase of property and equipment	(3,983)	(1,917)
Net cash used in investing activities	(6,899)	(3,077)

Updated Outlook for Fiscal 2022

We are increasing our revenue outlook for Fiscal Year 2022 to a range of $191 million to $194 million from a range of $178 million to $186 million. We continue to expect our overall cash outflow to increase in Fiscal Year 2022 compared to Fiscal Year 2021, as we continue to ramp up hiring and infrastructure across the organization to support our anticipated growth.

Forward Looking Statements

This stakeholder letter includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing," or the negative of these terms or other

comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to healthcare provider clients. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission ("SEC"), including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, and in our Quarterly Report on Form 10-Q that will be filed with the SEC following this earnings release. The forward-looking statements in this letter speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this letter to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, except as required by law.

About Phreesia

Phreesia gives healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their care and provides a modern, consistent experience, while enabling healthcare organizations to optimize their staffing, boost profitability and enhance clinical care.

INVESTOR RELATIONS CONTACT:

Balaji Gandhi,
investors@phreesia.com

MEDIA CONTACT:

Annie Harris,
aharris@phreesia.com